EXHIBIT 2.2

                               ARTICLES OF MERGER
                                       OF
               HBOA.COM, INC., a District of Columbia Corporation,
                                      INTO
                   INGENU INCORPORATED, a Florida Corporation,
                   -------------------------------------------

         ARTICLES OF MERGER between INGENU INCORPORATED, a Florida corporation ("INGENU - FL") and HBOA.COM, Inc., a District of Columbia corporation ("HBOA-FL").

         Pursuant to Section 607.1105 of the Florida Business Corporation Act (the "Act"), INGENU-FL and HBOA-DC adopt the following Articles of Merger.

11. The Plan of Merger dated May 24, 2000, ("Plan of Merger) setting forth the terms and conditions of the merger of HBOA-DC with and into INGENU-FL was approved and adopted by a majority of the shareholders of HBOA- DC by written consent effective as of May 24, 2000, and all of the directors of HBOA- DC by unanimous written consent effective as of May 24, 2000.

12. The Plan of Merger setting forth the terms and conditions of the merger of HBOA-DC with and into INGENU-FL was approved and adopted by a majority of the shareholders of INGENU-FL at a special meeting held on May 24, 2000, and all of the directors of INGENU- FL by unanimous written consent on May 24, 2000.

13. The Plan of Merger is attached to these Articles as Exhibit "A" and incorporated by reference as if fully set forth herein.

14. Pursuant to s. 607.1105(1)(b) of the Act, the date and time of the effectiveness of the Merger shall be on the date and time of filing of these Articles of Merger with the Secretary of State of Florida.

15. The laws of the District of Columbia, the jurisdiction of organization of HBOA-DC, permit the merger contemplated by the Plan of Merger, and the laws of the District of Columbia on fulfillment of all filing and recording requirements set forth by the applicable laws of the District of Columbia aware, will have been complied with.

         IN WITNESS WHEREOF, the parties have set their hands this 26th day of May, 2000.

                                    HBOA.COM, INC.,
                                    a District of Columbia corporation


                                    By: /s/ Gary Verdier
                                        ------------------------------
                                        Gary Verdier
                                        Chief Executive Officer and Chairman


                                    INGENU INCORPORATED,
                                    a Florida corporation


                                    By:/s/ Melinda Carlisle
                                       ---------------------------------
                                       Melinda Carlisle
                                       Chief Executive Officer and Chairman